Exhibit 1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of SmartRent, Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of August 26, 2021.

FIFTH WALL ACQUISITION SPONSOR, LLC

By:	/s/Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Manager

FIFTH WALL VENTURES II, L.P.

By: FIFTH WALL VENTURES GP II, L.P., its general partner

By: FIFTH WALL VENTURES UGP II, LLC, its general partner

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Authorized Representative

FIFTH WALL VENTURES GP II, L.P.

BY: FIFTH WALL VENTURES UGP II, LLC, its general partner

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Authorized Representative

FIFTH WALL VENTURES UGP II, LLC

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Authorized Representative

FIFTH WALL VENTURES MANAGEMENT, L.P.

BY: Fifth Wall Ventures Management GP, LLC, its general partner

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Vice President

FIFTH WALL VENTURES MANAGEMENT GP, LLC

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Vice President

[SIGNATURE PAGE TO SMARTRENT, INC. 13-D JOINT FILING AGREEMENT]

BRENDAN WALLACE

By:	/s/ Brendan Wallace
Name:	Brendan Wallace

ANDRIY MYKHAYLOVSKYY

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy

[SIGNATURE PAGE TO SMARTRENT, INC. 13-D JOINT FILING AGREEMENT]